SEVENTH AMENDMENT DATED FEBRUARY 3, 2009
                                       TO
                            PARTICIPATION AGREEMENT

    The Participation Agreement made and entered into as of the 3rd day of February, 2009, as amended by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc., Panorama Series Funds, Inc. and CUNA Mutual Life Insurance Company, as amended, is hereby amended as follows:

WHEREAS, effective as of December 31, 2007, CUNA Mutual Life Insurance Company, an Iowa mutual life insurance company, merged with and into CUNA Mutual Insurance Society, an Iowa mutual life insurance company; and

WHEREAS, in light of this merger, certain of the parties amended the Participation Agreement pursuant to the Fourth Amendment dated December 31, 2007 to the Participation Agreement ("Fourth Amendment"); and

WHEREAS, The parties wish to ratify and affirm their agreement to the Fourth Amendment as of December 31, 2007.

    1. NOW THEREFORE, the parties hereby ratify and affirm their agreement to the Fourth Amendment as of December 31, 2007.
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IN WITNESS WHEREOF, each of the parties have caused this Amendment to the
Participation Agreement to be executed in their name and on its behalf by there duly authorized representative.

                            CUNA MUTUAL INSURANCE SOCIETY
                            By its authorized officer,

                            By:    /s/ Steven R. Suleski
                            Name:  Steven R. Suleski
                            Title: Vice President
                            Date:  2/10/09

                            PANORAMA SERIES FUND, INC.
                            By its authorized officer,

                            By:    /s/ Brian W. Wixted
                            Name:  Brian Wixted
                            Title: Treasurer
                            Date:  2/3/09

                            OPPENHEIMER VARIABLE ACCOUNT FUNDS
                            By its authorized officer,

                            By:    /s/ Brian W. Wixted
                            Name:  Brian Wixted
                            Title: Treasurer
                            Date:  2/3/09

                            OPPENHEIMERFUNDS, INC.
                            By its authorized officer,

                            By:    /s/ Christina Nasta
                            Name:  Christina Nasta
                            Title: Vice, President
                            Date:  2/9/09